Exhibit 99.1

Contact:                 Lily Outerbridge
Investor Relations
(441) 298-0760

PLATINUM UNDERWRITERS HOLDINGS, LTD.  REPORTS RECORD FINANCIAL RESULTS FOR THE SECOND QUARTER ENDED JUNE 30, 2009

HAMILTON, BERMUDA, July 21, 2009 – Platinum Underwriters Holdings, Ltd. (NYSE: PTP) today reported net income of $98.1 million, which is a record $1.90 per diluted common share, for the quarter ended June 30, 2009.

The results for the quarter include net premiums earned of $232.5 million, a decrease of 9.9% from the same quarter last year, and net favorable development of $23.6 million, as compared with net favorable development of $36.8 million for the same quarter last year.

Michael D. Price, Platinum’s Chief Executive Officer, commented, “Our record net income per diluted common share reflects disciplined underwriting, net favorable reserve development, lower than expected catastrophe activity, good investment results and active capital management.  Our book value per share was $39.23 as of June 30, 2009, an increase of 9.7% from March 31, 2009 and 13.4% from December 31, 2008.”

Mr. Price added, “So far this year, we have found more attractive underwriting conditions for property and marine than for casualty.  However, we may be approaching the bottom of the casualty reinsurance market.”

Results for the quarter ended June 30, 2009 are summarized as follows:

• Net income was $98.1 million, or $1.90 per diluted common share.

• Net premiums written were $208.1 million and net premiums earned were $232.5 million.

• GAAP combined ratio was 76.9%.

• Net investment income was $44.1 million.

• Net realized gains on investments were $10.8 million.

Results for the quarter ended June 30, 2009 as compared with the quarter ended June 30, 2008 are summarized as follows:

• Net income decreased $4.2 million (or 4.1%).

· Net premiums written decreased $16.7 million (or 7.4%) and net premiums earned decreased $25.5 million (or 9.9%).

• GAAP combined ratio increased 8.5 percentage points.

• Net investment income decreased $2.9 million (or 6.1%).

· Net realized gains on investments were $10.8 million for the quarter ended June 30, 2009 compared with net realized losses on investments of $6.2 million for the quarter ended June 30, 2008.

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the quarter ended June 30, 2009 were $113.4 million, $87.4 million and $7.3 million, respectively, representing 54.5%, 42.0% and 3.5%, respectively, of the total net premiums written. Combined ratios for these segments were 66.5%, 88.4% and 118.4%, respectively, for the quarter ended June 30, 2009. Compared with the quarter ended June 30, 2008, net premiums written decreased by $5.2 million (or 4.4%) and $15.4 million (or 15.0%) in the Property and Marine and Casualty segments, respectively, and increased $3.9 million in the Finite Risk segment.

Results for the six months ended June 30, 2009 are summarized as follows:

• Net income was $183.1 million, or $3.47 per diluted common share.

• Net premiums written were $453.4 million and net premiums earned were $480.2 million.

• GAAP combined ratio was 78.5%.

• Net investment income was $78.3 million.

• Net realized gains on investments were $31.4 million.

Results for the six months ended June 30, 2009 as compared with the six months ended June 30, 2008 are summarized as follows:

• Net income decreased $24.5 million (or 11.8%).

· Net premiums written decreased $67.7 million (or 13.0%) and net premiums earned decreased $79.6 million (or 14.2%).

• GAAP combined ratio increased 4.8 percentage points.

• Net investment income decreased $17.7 million (or 18.4%).

· Net realized gains on investments were $31.4 million for the six months ended June 30, 2009 compared with net realized losses on investments of $3.2 million for the six months ended June 30, 2008

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the six months ended June 30, 2009 were $255.1 million, $185.5 million, and $12.8 million, respectively, representing 56.3%, 40.9% and 2.8%, respectively, of the total net premiums written.  Combined ratios for these segments were 71.9%, 85.4% and 113.6%, respectively, for the six months ended June 30, 2009.  Compared with the six months ended June 30, 2008, net premiums written decreased $32.3 million (or 11.2%) and $43.0 million (or 18.8%) in the Property and Marine and Casualty segments, respectively, and increased $7.5 million in Finite Risk segment.

Total assets were $4.97 billion as of June 30, 2009, an increase of $41.0 million (or 0.8%) from $4.93 billion as of December 31, 2008.  Cash, cash equivalents and fixed maturity investments were $4.40 billion as of June 30, 2009, an increase of $139.3 million (or 3.3%) from $4.26 billion as of December 31, 2008.

Shareholders’ equity was $1.95 billion as of June 30, 2009, an increase of $143.3 million (or 7.9%) from $1.81 billion as of December 31, 2008.  Book value per common share was $39.23 as of June 30, 2009 based on 49.8 million common shares outstanding, an increase of $4.65 (or 13.4%) from $34.58 as of December 31, 2008 based on 47.5 million common shares outstanding.  Book value reflects common share repurchases of $41.3 million at a weighted average cost, including commissions, of $27.84 per share during the quarter ended June 30, 2009.

Financial Supplement
Platinum has posted a financial supplement on the Financial Reports page of the Investor Relations section of its website (Financial Supplement).  The financial supplement provides additional detail regarding the financial performance of Platinum and its business segments.

Teleconference
Platinum will host a teleconference to discuss its financial results on Wednesday, July 22, 2009 at 8:00 a.m. Eastern time.  The call may be accessed by dialing 888-637-7705 (US callers) or 913-312-1298 (international callers), or in a listen-only mode via the Investor Relations section of Platinum’s website at www.platinumre.com.  Those who intend to participate in the teleconference should register at least ten minutes in advance to ensure access to the call.

The teleconference will be recorded and a replay will be available from 11:00 a.m. Eastern time on Wednesday, July 22, 2009 until midnight Eastern time on Wednesday, July 29, 2009.  To access the replay by telephone, dial 888-203-1112 (US callers) or 719-457-0820 (international callers) and specify passcode 1518494. The teleconference will also be archived on the Investor Relations section of Platinum’s website at www.platinumre.com for the same period of time.

Non-GAAP Financial Measures
In presenting the Company's results, management has included and discussed certain schedules containing financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including segment underwriting income (or loss) related underwriting ratios and fully converted book value per common share, are referred to as non-GAAP. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures, which are used to monitor the results of operations, assist in understanding the Company. These measures should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures such as income before income tax expense or benefit and total shareholders’ equity is presented in the attached financial information in accordance with Regulation G.

About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis.  Platinum operates through its principal subsidiaries in Bermuda and the United States.  The Company has a financial strength rating of A (Excellent) from A.M. Best Company, Inc.  For further information, please visit Platinum’s website at www.platinumre.com.

Safe Harbor Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”).  Forward-looking statements are based on our current plans or expectations that are inherently subject to significant business, economic and competitive uncertainties and contingencies.  These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us.  In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements.  The inclusion of forward-looking statements in this press release should not be considered as a representation by us or any other person that our current plans or expectations will be achieved.  Numerous factors could cause our actual results to differ materially from those in forward-looking statements, including, but not limited to, severe catastrophic events over which we have no control, the effectiveness of our loss limitation methods and pricing models, the adequacy of our liability for unpaid losses and loss adjustment expenses, our ability to maintain our A.M. Best Company, Inc. rating, the cyclicality of the property and casualty reinsurance business, conducting operations in a competitive environment, our ability to maintain our business relationships with reinsurance brokers, the availability of retrocessional reinsurance on acceptable terms, market volatility and interest rate and currency exchange rate fluctuation, tax, regulatory or legal restrictions or limitations applicable to us or the property and casualty reinsurance business generally, general political and economic conditions, including the effects of civil unrest, acts of terrorism, war or a prolonged United States or global economic downturn or recession; and changes in our plans, strategies, objectives, expectations or intentions, which may happen at any time at our discretion. As a consequence, our future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of us.  The foregoing factors should not be construed as exhaustive.  Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.

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Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Balance Sheets
As of June 30, 2009 and December 31, 2008
(amounts in thousands, except per share amounts)

	June 30, 2009	December 31, 2008
	(Unaudited)
Assets
Investments	$4,049,472	$3,371,886
Cash, cash equivalents and short-term investments	349,786	888,053
Reinsurance premiums receivable	261,817	307,539
Accrued investment income	33,813	29,041
Reinsurance balances (prepaid and recoverable)	24,715	23,310
Deferred acquisition costs	43,720	50,719
Funds held by ceding companies	120,232	136,278
Other assets	84,583	120,337
Total assets	$4,968,138	$4,927,163

Liabilities
Unpaid losses and loss adjustment expenses	$2,394,330	$2,463,506
Unearned premiums	190,757	218,890
Debt obligations	250,000	250,000
Commissions payable	121,780	125,551
Other liabilities	58,567	59,819
Total liabilities	3,015,434	3,117,766

Total shareholders' equity	1,952,704	1,809,397

Total liabilities and shareholders' equity	$4,968,138	$4,927,163

Book value per common share (a)	$39.23	$34.58

(a) Book value per common share is determined by dividing shareholders' equity, excluding capital attributable to preferred shares, by actual common shares outstanding.

Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)
For the Three and Six Months Ended June 30, 2009 and 2008
(amounts in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008

Revenue
Net premiums earned	$232,462	257,982	480,214	$559,833
Net investment income	44,077	46,932	78,323	95,994
Net realized gains (losses) on investments	10,794	(6,168)	31,364	(3,196)
Other income	5,212	716	5,444	620
Total revenue	292,545	299,462	595,345	653,251

Expenses
Net losses and LAE	124,945	93,392	269,109	253,595
Net acquisition expenses	38,338	66,137	78,494	126,679
Net change in fair value of derivatives	106	959	2,523	1,769
Net impairment losses	3,256	-	6,664	-
Operating expenses	22,906	25,100	43,774	46,790
Net foreign currency exchange (gains) losses	(537)	1,998	459	(2,871)
Interest expense	4,756	4,751	9,511	9,501
Total expenses	193,770	192,337	410,534	435,463

Income before income tax expense	98,775	107,125	184,811	217,788
Income tax expense	645	4,768	1,759	10,260

Net income	98,130	102,357	183,052	207,528
Preferred dividends	-	2,602	1,301	5,204

Net income attributable to common shareholders	$98,130	99,755	181,751	$202,324

Basic
Weighted average common shares outstanding	50,580	48,468	50,105	50,286
Basic earnings per common share	$1.94	2.06	3.63	$4.02

Diluted
Adjusted weighted average common shares outstanding	51,594	56,097	52,744	58,021
Diluted earnings per common share	$1.90	1.82	3.47	$3.58

Comprehensive income
Net income	$98,130	102,357	183,052	$207,528
Other comprehensive (income) loss, net of deferred taxes	64,958	(38,876)	63,382	(42,997)
Comprehensive income	$163,088	63,481	246,434	$164,531

Platinum Underwriters Holdings, Ltd.
Segment Reporting
For the Three Months Ended June 30, 2009 and 2008
($ in thousands)

Three Months Ended June 30, 2009 (Unaudited)
Segment underwriting results	Property and Marine	Casualty	Finite Risk	Total

Net premiums written	$113,405	87,459	7,253	$208,117

Net premiums earned	128,316	99,161	4,985	232,462

Net losses and LAE	62,807	61,042	1,096	124,945
Net acquisition expenses	13,526	20,406	4,406	38,338
Other underwriting expenses	9,123	6,130	400	15,653
Total underwriting expenses	85,456	87,578	5,902	178,936
Segment underwriting income (loss)	$42,860	11,583	(917)	53,526

Net investment income				44,077
Net realized gains on investments				10,794
Net impairment losses				(3,256)
Net change in fair value of derivatives				(106)
Net foreign currency exchange gains				537
Other income				5,212
Corporate expenses not allocated to segments				(7,253)
Interest expense				(4,756)
Income before income tax expense				$98,775

GAAP underwriting ratios:
Loss and LAE	48.9%	61.6%	22.0%	53.7%
Acquisition expense	10.5%	20.6%	88.4%	16.5%
Other underwriting expense	7.1%	6.2%	8.0%	6.7%
Combined	66.5%	88.4%	118.4%	76.9%

Three Months Ended June 30, 2008
Segment underwriting results

Net premiums written	$118,588	102,893	3,379	$224,860

Net premiums earned	141,716	113,245	3,021	257,982

Net losses and LAE	33,367	66,783	(6,758)	93,392
Net acquisition expenses	24,774	32,214	9,149	66,137
Other underwriting expenses	9,635	6,991	365	16,991
Total underwriting expenses	67,776	105,988	2,756	176,520
Segment underwriting income	$73,940	7,257	265	81,462

Net investment income				46,932
Net realized losses on investments				(6,168)
Net impairment losses				-
Net change in fair value of derivatives				(959)
Net foreign currency exchange losses				(1,998)
Other income				716
Corporate expenses not allocated to segments				(8,109)
Interest expense				(4,751)
Income before income tax expense				$107,125

GAAP underwriting ratios:
Loss and LAE	23.5%	59.0%	(223.7%)	36.2%
Acquisition expense	17.5%	28.4%	302.8%	25.6%
Other underwriting expense	6.8%	6.2%	12.1%	6.6%
Combined	47.8%	93.6%	91.2%	68.4%

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.

Platinum Underwriters Holdings, Ltd.
Segment Reporting
For the Six Months Ended June 30, 2009 and 2008
($ in thousands)

Six Months Ended June 30, 2009 (Unaudited)
Segment underwriting results	Property and Marine	Casualty	Finite Risk	Total

Net premiums written	$255,140	185,473	12,776	$453,389

Net premiums earned	261,987	209,121	9,106	480,214

Net losses and LAE	140,258	120,183	8,668	269,109
Net acquisition expenses	30,890	46,627	977	78,494
Other underwriting expenses	17,282	11,799	700	29,781
Total underwriting expenses	188,430	178,609	10,345	377,384
Segment underwriting income (loss)	$73,557	30,512	(1,239)	102,830

Net investment income				78,323
Net realized gains on investments				31,364
Net impairment losses				(6,664)
Net change in fair value of derivatives				(2,523)
Net foreign currency exchange losses				(459)
Other income				5,444
Corporate expenses not allocated to segments				(13,993)
Interest expense				(9,511)
Income before income tax expense				$184,811

GAAP underwriting ratios:
Loss and LAE	53.5%	57.5%	95.2%	56.0%
Acquisition expense	11.8%	22.3%	10.7%	16.3%
Other underwriting expense	6.6%	5.6%	7.7%	6.2%
Combined	71.9%	85.4%	113.6%	78.5%

Six Months Ended June 30, 2008
Segment underwriting results

Net premiums written	$287,405	228,469	5,257	$521,131

Net premiums earned	295,106	260,740	3,987	559,833

Net losses and LAE	95,406	166,176	(7,987)	253,595
Net acquisition expenses	45,428	69,702	11,549	126,679
Other underwriting expenses	18,231	13,786	675	32,692
Total underwriting expenses	159,065	249,664	4,237	412,966
Segment underwriting income (loss)	$136,041	11,076	(250)	146,867

Net investment income				95,994
Net realized losses on investments				(3,196)
Net impairment losses				-
Net change in fair value of derivatives				(1,769)
Net foreign currency exchange gains				2,871
Other income				620
Corporate expenses not allocated to segments				(14,098)
Interest expense				(9,501)
Income before income tax expense				$217,788

GAAP underwriting ratios:
Loss and LAE	32.3%	63.7%	(200.3%)	45.3%
Acquisition expense	15.4%	26.7%	289.7%	22.6%
Other underwriting expense	6.2%	5.3%	16.9%	5.8%
Combined	53.9%	95.7%	106.3%	73.7%

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.